AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      FRANKLIN TEMPLETON INSTITUTIONAL, LLC


      This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and FRANKLIN TEMPLETON INSTITUTIONAL, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 1, 2010 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide sub-investment advisory services to a certain investment portfolio of the JNL Series Trust ("Trust").

      WHEREAS,  pursuant  to the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

      WHEREAS, the Adviser and the Sub-Adviser have agreed to revise the sub-advisory fees as set forth on Schedule B, and, in connection with said revisions, Schedule B to the Agreement must be amended.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 10, 2012, attached hereto.

IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of September 25, 2012, effective as of September 10, 2012.

JACKSON NATIONAL ASSET MANAGEMENT, LLC    FRANKLIN TEMPLETON INSTITUTIONAL, LLC

By: /s/ Mark D. Nerud                     By: /s/ Coleen Barbeau
    -----------------------------             ---------------------------------
Name: Mark D. Nerud                       Name: Coleen Barbeau
      ----------------------------------        -------------------------------
Title: President and CEO                  Title: SVP
       ---------------------------------         ------------------------------

                                   SCHEDULE B
                               SEPTEMBER 10, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                             JNL/FRANKLIN TEMPLETON
                       INTERNATIONAL SMALL CAP GROWTH FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                         ANNUAL RATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$0 to $100 Million                                                   .67%
--------------------------------------------------------------------------------
$101 to $250 Million                                                 .64%
--------------------------------------------------------------------------------
$251 to $500 Million                                                 .62%
--------------------------------------------------------------------------------
$501 to $750 Million                                                 .60%
--------------------------------------------------------------------------------
$751 to $1,000 Million                                               .59%
--------------------------------------------------------------------------------
Amounts over $1,000 Million                                          .55%
--------------------------------------------------------------------------------

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                                       B-1